CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 25, 1998 includeded in GTI Corporation's Form 10-K File No. 98-578623 (and to all references to our Firm) included in or made a part of this Form 8-K/A. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsquent to the date of our report.

                                                   /s/Arthur Andersen LLP
                                                   ----------------------
                                                   ARTHUR ANDERSEN LLP
San Diego, California
January 25, 1999